EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 21, 2004

Contact:	John Breed
Director, Media and Government Relations
(713) 209-8835

COOPER INDUSTRIES ACHIEVES 27 PERCENT INCREASE IN
THIRD-QUARTER PER-SHARE EARNINGS
Company reports 9 percent revenue growth

HOUSTON, TX, October 21, 2004 – Cooper Industries, Ltd. (NYSE:CBE) today reported that third-quarter net income rose 27 percent to $89.3 million, or $.95 per share (diluted), compared with net income of $70.6 million, or $.75 per share, for the third quarter of 2003. Revenues for the 2004 third quarter increased 9 percent to $1.14 billion, compared with $1.05 billion for the same period last year. Operating earnings for the 2004 third quarter increased 22 percent to $130.2 million, compared with $106.6 million for the prior year’s third quarter. During the third quarter of 2004, the Company raised its effective tax rate for the full year to 20.4 percent from 20.0 percent, resulting in a 21.1 percent tax rate for the quarter.

     “We are pleased with our third-quarter results,” said H. John Riley, Jr., chairman and chief executive officer. “We achieved solid top-line growth and strong double-digit improvement in earnings per share. In addition, third-quarter free cash flow was $116.7 million, driving the Company’s debt-to-total-capitalization ratio net of cash on September 30, 2004, to 28.1 percent, down from 29.8 percent at June 30, 2004. The Company’s year-to-date free cash flow now totals $304.9 million, up 44 percent over last year’s comparable results. Our year-to-date performance reflects a disciplined, concentrated execution of a strategy designed to continuously improve our operating performance and capital structure,” concluded Riley.

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Cooper Industries	Page 2

     Earnings per share for the first nine months of 2004 were $2.65, compared with $2.14 for the same period in 2003. Net income for the first nine months of 2004 was $250.9 million, compared with $199.6 million for the first nine months of last year. Operating earnings for the first nine months of 2004 were $366.5 million, compared with $311.0 million for the comparable 2003 period. Included in the 2003 results is $8.6 million, or $.09 per share, after tax, for the reversal of an accrual related to the Company’s 2001 review of strategic alternatives. Revenues for the first nine months of 2004 were $3.31 billion, compared with $3.02 billion for the same period in 2003.

Segment Results

     Third-quarter 2004 revenues from the Electrical Products segment rose 11 percent to $952.2 million, compared with $861.2 million for the same period last year. The effect of foreign exchange increased reported segment revenues by approximately 2 percent.

     The Company’s Electrical Products businesses experienced solid revenue growth during the quarter, the result of the Company’s key growth initiatives and improved economic activity in most of the Company’s key markets. The Company’s wiring devices, support systems and power transmission and distribution equipment businesses all reported double-digit revenue increases for the period. Continued strong demand from electronics markets also positively impacted sales of Cooper’s circuit protection products. The Company’s lighting business achieved solid growth as demand from major retailers returned to more normalized levels following second-quarter inventory reductions, and sales to commercial and industrial markets showed signs of improvement during the quarter. The Company’s hazardous-duty equipment business grew modestly due to continued sluggish U.S. project business. Revenues in Cooper’s European lighting and security business registered double-digit increases compared to the prior-year period, reflecting foreign-exchange gains and modest underlying growth in European commercial markets.

     Third-quarter 2004 operating earnings in the Electrical Products segment rose 14 percent to $131.2 million, compared with $115.2 million for the same period last year. Third-quarter 2004 segment operating margins increased to 13.8 percent, compared with 13.4 percent for the 2003 third quarter.

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Cooper Industries	Page 3

     Year-to-date 2004 revenues for the Electrical Products segment grew 11 percent to $2.77 billion, compared with $2.50 billion for the same period in 2003. Operating earnings for the segment for the first nine months of 2004 grew 18 percent to $381.4 million, compared with $324.7 million for the same period last year.

     Third-quarter 2004 revenues in the Tools & Hardware segment were $188.0 million, compared with $187.5 million for the third quarter of 2003. Solid revenue growth for both hand tools and power tools offset lower shipments of large assembly equipment to the automotive market. Currency translation increased 2004 third-quarter segment revenues by approximately 2 percent.

     Tools & Hardware segment operating earnings in the 2004 third quarter improved to $18.3 million, compared with $9.0 million for the same period last year. Operating margins in the segment improved significantly to 9.7 percent in the 2004 third quarter, compared with 4.8 percent in last year’s third quarter, reflecting the benefits of favorable sales mix and productivity improvement initiatives.

     Revenues during the first nine months of 2004 in the Tools & Hardware segment were $542.3 million, compared with $513.0 million during the first nine months of 2003. Operating earnings in the segment in the first nine months of 2004 were $42.7 million, compared with $22.5 million for the first nine months of last year.

Outlook

     “Looking ahead, pricing actions, our focus on low-cost manufacturing and strategic sourcing and our investments in leading-edge business systems technology should allow us to successfully confront rising costs for raw materials, transportation and energy – costs which today are substantially higher than we anticipated at the beginning of 2004,” said Riley. “Likewise, new product introductions and ongoing programs to increase our global market share should broaden Cooper’s customer base and generate solid incremental core revenue growth for our businesses.

     “While we expect to see a normal sequential revenue decline in the fourth quarter, our internal growth and profitability improvement initiatives will allow us to continue to report solid results for the balance of 2004,” said Riley. “Consequently, we now expect that our 2004 earnings will approximate $3.55 per share, the high end of our previously announced estimate for the year.

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Cooper Industries	Page 4

     “Beyond that, I have confidence that our Cooper team will continue to drive improvement in our operating performance and our financial position,” said Riley. “The disciplined execution of our strategy is resulting in increased daily benefits from our key internal improvement programs, despite the harsh reality of high raw material, transportation and energy costs and heightened global competition.”

     Cooper Industries, Ltd., with 2003 revenues of $4.1 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company’s administrative headquarters are in Houston, Texas. Cooper has more than 27,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.

     Comparisons of 2004 and 2003 third-quarter and year-to-date results appear on the following pages.

     Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) the successful implementation of the Company’s strategic initiatives; 4) changes in the tax laws, tax treaties or tax regulations; 5) the timing and amount of share repurchases by the Company; and 6) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

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Cooper Industries	Page 5

     Further information regarding these and other risk factors is set forth in Cooper’s filings with the Securities and Exchange Commission, including Cooper’s Annual Report on Form 10-K.

     Cooper also will hold a conference call at 12:00 p.m. (Eastern) on October 21, 2004, to provide shareholders and other interested parties an overview of the Company’s third-quarter performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-6239, or over the Internet through the Investor Center section of the Company’s Internet site, using the “Management Presentations” link. International callers should dial (706) 679-0660. No confirmation code or pass code will be needed for the live briefing by telephone.

     A replay of the briefing will be available by telephone until 11:00 p.m. (Eastern) on October 27, 2004, and over the Internet through November 3, 2004. The telephone number to access the replay is (800) 642-1687, and the access code number is 1232353. International callers should dial (706) 645-9291 and use the same access code to hear the replay.

     The conference call may include references to non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s Internet site under the heading “Management Presentations.”

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended Sept. 30,
	2004	2003
	(in millions where applicable)
Revenues	$1,140.2	$1,048.7
Cost of sales	798.4	744.8
Selling and administrative expenses	211.6	197.3

Operating earnings	130.2	106.6
Interest expense, net	17.0	18.3

Income before income taxes	113.2	88.3
Income taxes	23.9	17.7

Net income	$89.3	$70.6

Net Income Per Common Share:
Basic	$.97	$.76

Diluted	$.95	$.75

Shares Utilized in Computation of Income Per Common Share:
Basic	91.8 million	92.7 million
Diluted	94.0 million	94.1 million

PERCENTAGE OF REVENUES

	Quarter Ended Sept. 30,
	2004	2003
Revenues	100.0%	100.0%
Cost of sales	70.0%	71.0%
Selling and administrative expenses	18.6%	18.8%
Operating earnings	11.4%	10.2%
Income before income taxes	9.9%	8.4%
Net income	7.8%	6.7%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Quarter Ended Sept. 30,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$952.2	$861.2
Tools & Hardware	188.0	187.5

Total	$1,140.2	$1,048.7

Segment Operating Earnings:
Electrical Products	$131.2	$115.2
Tools & Hardware	18.3	9.0

Total Segment Operating Earnings	149.5	124.2
General Corporate Expense	19.3	17.6
Interest expense, net	17.0	18.3

Income before income taxes	$113.2	$88.3

	Quarter Ended Sept. 30,
	2004	2003
Return on Sales:
Electrical Products	13.8%	13.4%
Tools & Hardware	9.7%	4.8%
Total Segments	13.1%	11.8%

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CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended Sept. 30,
	2004	2003
	(in millions where applicable)
Revenues	$3,314.1	$3,017.4
Cost of sales	2,315.6	2,136.2
Selling and administrative expenses	632.0	584.5
Restructuring	—	(14.3)

Operating earnings	366.5	311.0
Interest expense, net	51.3	57.9

Income before income taxes	315.2	253.1
Income taxes	64.3	53.5

Net income	$250.9	$199.6

Net Income Per Common Share:
Basic	$2.71	$2.16

Diluted	$2.65	$2.14

Shares Utilized in Computation of Income Per Common Share:
Basic	92.5 million	92.3 million
Diluted	94.7 million	93.1 million

PERCENTAGE OF REVENUES

	Nine Months Ended Sept. 30,
	2004	2003*
Revenues	100.0%	100.0%
Cost of sales	69.9%	70.8%
Selling and administrative expenses	19.1%	19.4%
Operating earnings	11.1%	10.3%
Income before income taxes	9.5%	8.4%
Net income	7.6%	6.6%

*	See additional information on Reconciliation Excluding Restructuring on page 9.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended Sept. 30,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$2,771.8	$2,504.4
Tools & Hardware	542.3	513.0

Total	$3,314.1	$3,017.4

Segment Operating Earnings:
Electrical Products	$381.4	$324.7
Tools & Hardware	42.7	22.5

Total Segment Operating Earnings	424.1	347.2
General Corporate Expense	57.6	50.5
Restructuring	—	(14.3)
Interest expense, net	51.3	57.9

Income before income taxes	$315.2	$253.1

	Nine Months Ended Sept. 30,
	2004	2003
Return on Sales:
Electrical Products	13.8%	13.0%
Tools & Hardware	7.9%	4.4%
Total Segments	12.8%	11.5%

Reconciliation Excluding Restructuring

					Net Income Per
		Income Before			Common Share
	Operating	Income	Income	Net
	Earnings	Taxes	Taxes	Income	Basic	Diluted
Reported nine months ended Sept. 30, 2003	$311.0	$253.1	$53.5	$199.6	$2.16	$2.14
Restructuring accrual reversal	(14.3)	(14.3)	(5.7)	(8.6)	(.09)	(.09)

Excluding restructuring accrual reversal	$296.7	$238.8	$47.8	$191.0	$2.07	$2.05

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CONSOLIDATED BALANCE SHEETS

(PRELIMINARY)

	Sept. 30,	Dec. 31,
	2004	2003
	(in millions)
ASSETS
Cash and cash equivalents	$495.6	$463.7
Receivables	836.9	738.6
Inventories	543.4	552.0
Deferred income taxes and other current assets	130.4	206.5

Total current assets	2,006.3	1,960.8

Property, plant and equipment, less accumulated depreciation	674.6	711.4
Goodwill	2,069.1	2,056.6
Deferred income taxes and other noncurrent assets	227.0	236.5

Total assets	$4,977.0	$4,965.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$7.6	$6.2
Accounts payable	339.7	329.1
Accrued liabilities	447.7	433.7
Accrual for discontinued operations	199.3	252.5
Current maturities of long-term debt	182.1	0.4

Total current liabilities	1,176.4	1,021.9

Long-term debt	1,146.9	1,336.7
Postretirement benefits other than pensions	175.2	181.1
Other long-term liabilities	329.3	307.4

Total liabilities	2,827.8	2,847.1

Common stock	0.9	0.9
Capital in excess of par value	389.9	518.0
Retained earnings	1,915.8	1,762.8
Accumulated other nonowner changes in equity	(157.4)	(163.5)

Total shareholders’ equity	2,149.2	2,118.2

Total liabilities and shareholders’ equity	$4,977.0	$4,965.3

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RATIOS OF DEBT TO TOTAL CAPITALIZATION
AND NET DEBT TO TOTAL CAPITALIZATION
(PRELIMINARY)

	Sept. 30,	Dec. 31,
	2004	2003
	(in millions where applicable)
Short-term debt	$7.6	$6.2
Current maturities of long-term debt	182.1	0.4
Long-term debt	1,146.9	1,336.7

Total debt	1,336.6	1,343.3
Total shareholders’ equity	2,149.2	2,118.2

Total capitalization	$3,485.8	$3,461.5

Total debt-to-total-capitalization ratio	38.3%	38.8%
Total debt	$1,336.6	$1,343.3
Less cash and cash equivalents	(495.6)	(463.7)

Net debt	$841.0	$879.6

Total capitalization	$3,485.8	$3,461.5
Less cash and cash equivalents	(495.6)	(463.7)

Total capitalization net of cash	$2,990.2	$2,997.8

Net debt-to-total-capitalization ratio	28.1%	29.3%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended Sept. 30,
	2004	2003
	(in millions)
Cash flows from operating activities:
Net income	$250.9	$199.6
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	88.8	91.6
Deferred income taxes	29.0	61.6
Restructuring charge payments	(3.8)	(15.0)
Changes in assets and liabilities:(1)
Receivables	(97.2)	(81.2)
Inventories	10.7	23.4
Accounts payable and accrued liabilities	(4.1)	(25.6)
Other assets and liabilities, net	86.2	1.2

Net cash provided by operating activities	360.5	255.6

Cash flows from investing activities:
Capital expenditures	(64.1)	(53.9)
Cash paid for acquired businesses	(10.1)	—
Proceeds from sales of property, plant and equipment and other	8.5	9.9

Net cash used in investing activities	(65.7)	(44.0)

Cash flows from financing activities:
Proceeds from issuances of debt	2.2	4.3
Repayments of debt	(1.7)	(170.8)
Dividends	(97.9)	(97.1)
Subsidiary purchase of parent shares	(202.9)	(5.4)
Activity under employee stock plans and other	37.2	41.4

Net cash used in financing activities	(263.1)	(227.6)

Effect of exchange rate changes on cash and cash equivalents	0.2	7.9

Increases (Decrease) in cash and cash equivalents	31.9	(8.1)
Cash and cash equivalents, beginning of period	463.7	302.0

Cash and cash equivalents, end of period	$495.6	$293.9

     (1) Net of the effects of acquisitions and translation.

Free Cash Flow Reconciliation

	Three Months Ended Sept. 30,
	2004	2003
	(in millions)
Net cash provided by operating activities	$141.2	$137.5
Less capital expenditures	(25.1)	(20.0)
Add proceeds from sales of property, plant and equipment and other	0.6	4.0

Free cash flow	$116.7	$121.5

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